      As filed with the Securities and Exchange Commission on May 19, 1999
                                                    Registration No. 333-65519

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                   U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT TO THE
                                  FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                   SOUTH JERSEY FINANCIAL CORPORATION, INC.
                (Name of Small Business Issuer in its Charter)

   DELAWARE                           6036                       22-3615289
(State or Other                (Primary Standard               (IRS Employer
Jurisdiction of                    Industrial                Identification No.)
Incorporation or           Classification Code Number
Organizaiton


                                       SOUTH JERSEY SAVINGS AND LOAN ASSOCIATION
    4651 ROUTE 42                                  4651 ROUTE 42
TURNERSVILLE, NEW JERSEY 08012              TURNERSVILLE, NEW JERSEY 08012
   (609) 629-6000                                 (609) 629-6000
(Address and Telephone Number           (Address of Principal Place of Business
of Principal Executive Offices)         or Intended Principal Place of Business)

                             ROBERT J. COLACICCO
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                  SOUTH JERSEY SAVINGS AND LOAN ASSOCIATION
                                4651 ROUTE 42
                           TURNERSVILLE, NEW JERSEY
                                (609) 629-6000
          (Name, Address and Telephone Number of Agent for Service)

                                  Copies to:
                       JOSEPH A. MULDOON, JR., ESQUIRE
                         THOMAS J. HAGGERTY, ESQUIRE
                           KENT M. KRUDYS, ESQUIRE
                        MULDOON, MURPHY & FAUCETTE LLP
                         5101 WISCONSIN AVENUE, N.W.
                            WASHINGTON, D.C. 20016
                                (202) 362-0840




          SALE TO THE PUBLIC CONCLUDED FEBRUARY 12, 1999


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      This  Post-Effective   Amendment  No.  1  is  filed  for  the  purpose  of
deregistering 905,677 shares of the $.01 par value Common Stock (the "Common Stock") of South Jersey Financial Corporation, Inc. (the "Company") heretofore registered and offered pursuant to the terms of the Prospectus dated December 16, 1998 (the "Prospectus"). The remaining 3,793,430 shares registered pursuant to this Registration Statement on Form SB-2 have been issued and sold as described in the Prospectus.

      The Company has determined that no further shares will be offered, sold and issued pursuant to the Prospectus. The Company therefore requests deregistration of the unissued shares of Common Stock registered pursuant to this Registration Statement as soon as is practicable after the filing of the Post-Effective Amendment No. 1.




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CONFORMED
                                  SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Turnersville, State of New Jersey, on May 19, 1999.

South Jersey Financial Corporation, Inc.


By:   /s/ Robert J. Colacicco
      ------------------------------------
      Robert J. Colacicco
      President, Chief Executive Officer and Director

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

    Name                        Title                               Date
    ----                        -----                               ----


/s/ Robert J. Colacicco         President, Chief Executive      May 19, 1999
---------------------------     Officer and Director
Robert J. Colacicco            (principal executive
                                officer)


/s/ Gregory M. DiPaolo          Executive Vice President,       May 19, 1999
----------------------------    Treasurer, Chief Operating
Gregory M. DiPaolo              Officer and Director (principal
                                financial officer)


 /s/ Joseph M. Sidebotham       Corporate Secretary and         May 19, 1999
----------------------------    Chief Accounting Officer
Joseph M. Sidebotham            (principal accounting officer)


*                               Director and Chairman of
----------------------------    the Board
Richard W. Culbertson, Jr.

*                               Director
----------------------------
Arthur E. Armitage, Jr.


*                               Director
----------------------------
John V. Field


*                               Director
----------------------------
Richard G. Mohrfeld




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*                               Director
----------------------------
Martin Rosner


*                               Director
----------------------------
Ronald L. Woods

*Pursuant to the Power of Attorney filed as Exhibit 24.1 to the Registration Statement on Form SB-2 for South Jersey Financial Corporation, Inc. on October 9, 1998.

/s/ Robert J. Colacicco         President, Chief Executive      May 19, 1999
----------------------------    Officer and Director
Robert J. Colacicco